UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 28, 2006

    Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

    Florida
(State or other jurisdiction of incorporation)

000-49688	30-0961488
(Commission File Number)	(IRS Employer Identification No.)

1134 Senoia Road, Suite B2, Tyrone, Georgia (Address of principal executive offices)	30290 (Zip Code)

    (770) 306-7667
(Registrant's telephone number, including area code)

                                                                     n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a).   NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REEPORT OF COMPLETED INTERIM REVIEW

        On March 28, 2006, the Company determined that an error was made in connection with the recording of an equity transaction relating to a beneficial conversion feature during the quarter ending June 30, 2005. During that quarter the Company, after discussing the accounting treatment with its independent accountants, recorded a charge to accumulated deficit of $4,577,632 associated with the 2,500,000 shares of Series B convertible preferred stock issued. This error was the result of not considering a provision in the stock purchase agreement which limited the shareholder from having beneficial ownership of more than 4.9% of the Company’s outstanding and issued shares. The correction of the error decreases the net loss attributable to common shareholders for the three month period ended June 30, 2005 from $5,086,929 to $509,297 and decreases the net loss per share from $2.03 to a net loss of $0.20 per share for the same period. The officers of the Company have discussed this matter with the Company’s independent accountants.

         Accordingly, the unaudited consolidated financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005 should not be relied upon. The Company intends to effect the restatement through filing amended Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2005 and September 30, 2005.

        The correction of this error is non-cash in nature and will not impact the Company’s cash flow from operations or financial condition for the affected periods.

        The following table summarizes the impact of the restatement.

Speedemissions, Inc.

Condensed Consolidated Statements of Operations(Unaudited)

	Three Months	Six Months	Nine Months	Twelve Months
	June 30	June 30	September 30	December 31
	2005	2005	2005	2005

Revenue	$1,255,586	$2,533,876	$4,617,932	$6,952,200

Costs and expenses:
Cost of emissions certificates	391,677	820,720	1,436,546	2,050,283
General and administrative expenses	1,263,803	2,410,687	4,410,927	6,565,079
Warrant settlement expense	-	-	-	1,660,538

Loss from operations	(399,894)	(697,531)	(1,229,541)	$(3,323,700)
Interest expense	65,293	129,386	199,679	227,015

Net loss	$(465,187)	$(826,917)	$(1,429,220)	$(3,550,715)

Basic and diluted net loss
per share
Net loss	$(465,187)	$(826,917)	$(1,429,220)	$(3,550,715)
Less: preferred stock dividends	44,110	88,220	132,330	137,923

Net loss attributable to common
shareholders	$(509,297)	$(915,137)	$(1,561,550)	$(3,688,638)

Basic and diluted net loss
per share	$(0.20)	$(0.37)	$(0.61)	$(1.43)

Weighted average shares
outstanding, basic and diluted	2,509,517	2,497,046	2,543,715	2,575,407

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006	Speedemissions, Inc. a Florida corporation /s/ Richard A. Parlontieri By: Richard A. Parlontieri Its: President